UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

345 Oyster Point Blvd. South San Francisco, California		94080
(Address of principal executive offices)		( (Zip Code)

Registrant’s telephone number, including area code (650) 635-1100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 4, 2009, in connection with the consummation of the Merger (as defined in Item 5.01 below) Monogram Biosciences, Inc., a Delaware corporation (the “Company”) entered into a First Supplemental Indenture, dated as of August 4, 2009 (the “Supplemental Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”), which amends and supplements the Indenture, dated as of January 12, 2007, between the Company and the Trustee (the “Indenture”), relating to the Company’s Convertible Senior Unsecured Notes due 2026 (the “Notes”). The Supplemental Indenture provides that, from and after the effective time of the Merger and during the period that the Notes are convertible, the right to convert each $1,000 per aggregate principal amount at maturity of the Notes into shares of the Company’s common stock shall be changed into the right to receive, upon conversion, $300.93 per $1,000 aggregate principal amount of Notes.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure contained in Item 5.01 below is incorporated herein by reference.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Market (“NASDAQ”). Accordingly, on August 4, 2009, at the Company’s request, NASDAQ filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure contained in Item 5.01 below is incorporated herein by reference.

The Top-Up Shares (as defined in Item 5.01 below) issued to Purchaser pursuant to the top up option were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 5.01 below is incorporated herein by reference,

Item 5.01. Changes in Control of Registrant.

Effective as of August 4, 2009, the Company was acquired by Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), pursuant to the Agreement and Plan of Merger, dated as of June 22, 2009 (the “Merger Agreement”), between the Company, LabCorp and Mastiff Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LabCorp (“Purchaser”). On July 1, 2009, pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of July 1, 2009 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”), Purchaser commenced a tender offer (the “Offer”) for all of the outstanding shares of the Company’s common stock (the “Shares”) for a purchase price of $4.55 per Share in cash, net to the holder thereof, without interest and subject to applicable withholding of taxes (the “Offer Price”). On August 4, 2009, following the expiration of the initial offering period of the Offer on Monday, August 3, 2009, Purchaser purchased over 85% of the then issued and outstanding Shares.

Subsequent to the expiration of the Offer, on August 4, 2009, Purchaser exercised its top-up option, pursuant to the terms of the Merger Agreement, and purchased 10,623,670 newly issued Shares (the “Top-Up

Shares”) at the Offer Price per Share, for an aggregate purchase price of approximately $48.3 million. In consideration of the Top-Up Shares, Purchaser issued a promissory note to the Company in the amount of approximately $48.3 million.

On August 4, 2009, following the exercise by Purchaser of its top-up option, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of LabCorp (the “Surviving Corporation”). In the Merger, Shares not purchased in the Offer (other than Shares owned by LabCorp, Purchaser, the Company or their respective subsidiaries, and the Shares held by stockholders who are entitled to demand, and who properly perfect their appraisal rights with respect to such Shares) were converted into the right to receive the same $4.55 per Share in cash, net to the holder of such Shares, without interest and subject to the applicable withholding of taxes, paid in the Offer (the “Merger Consideration,” and such converted shares, the “Merger Shares”).

As a result of the foregoing transactions, there was a change in control of the Company, and LabCorp, as the direct parent of Purchaser, acquired control of the Company. As of the effective time of the Merger on August 4, 2009, the Company became a wholly owned subsidiary of LabCorp.

The total consideration to be paid for the Shares in the Offer and the Merger, excluding fees and expenses and excluding the purchase price for the Top-Up Shares, is approximately $105 million. LabCorp, through its working capital, funded the closing cash consideration for the Shares acquired in the Offer and the Merger.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

The disclosure contained in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the acceptance time of the Offer (the “Acceptance Time”), Purchaser became entitled to designate a number of directors equal to the total number of directors on Monogram’s board of directors multiplied by the percentage that the Shares beneficially owned by LabCorp, Purchaser and any of their affiliates, in the aggregate, bore to the total number of Shares then outstanding. In addition, pursuant to the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), the directors and officers of Purchaser immediately prior to the Effective Time become the directors and officers of the Company after the Effective Time.

Effective as of the Acceptance Time, on August 4, 2009, each of John D. Mendlein, J.D., Ph.D, David H. Persing, M.D., Ph.D., Christine A. White, M.D., and William D. Young resigned as a director of the Company and from any committees of the Company’s Board of Directors on which they then served. In addition, effective as of the Acceptance Time, on August 4, 2009, William B. Hayes, F. Samuel Eberts III, Andrew S. Walton and Mark Elliott Brecher, M.D. were appointed to the Board of Directors of the Company. Each of William B. Hayes, F. Samuel Eberts III, Andrew S. Walton and Mark Elliott Brecher, M.D. is an officer of LabCorp. Information about William B. Hayes, F. Samuel Eberts III, Andrew S. Walton and Mark Elliott Brecher, M.D. was previously furnished to the Company by LabCorp and Purchaser and is set forth in Schedule I to the Offer to Purchase filed by LabCorp and Purchaser with the SEC on July 1, 2009, as subsequently amended.

In addition, pursuant to the Merger Agreement, as of the Effective Time, on August 4, 2009, each of Cristina H. Kepner, William Jenkins, M.D., Edmon R. Jennings, Andrew S. Walton and Mark Elliott Brecher resigned from the Company’s Board of Directors and from any committees of the Company’s Board of Directors on which they then served. Further, pursuant to the Merger Agreement, effective as of the Effective Time, on August 4, 2009, F. Samuel Eberts III became President of the Company, replacing William D. Young as Chief Executive Officer, President and principal executive officer of the Company, and William B. Hayes became Executive Vice

President and Treasurer of the Company, replacing Alfred G. Merriweather as Chief Financial Officer and principal financial and accounting officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger, the certificate of incorporation of the Company was amended, the text of which amendment is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Text of amendment to the Amended and Restated Certificate of Incorporation of Company.

Exhibit 4.1	First Supplemental Indenture, dated as of August 4, 2009, among Monogram Biosciences, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc.

Date: August 10, 2009	By:	/s/ F. Samuel Eberts III
F. Samuel Eberts III President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Text of amendment to the Amended and Restated Certificate of Incorporation of Company.

Exhibit 4.1	First Supplemental Indenture, dated as of August 4, 2009, among Monogram Biosciences, Inc. and U.S. Bank National Association, as trustee.